Exhibit 99.1

                         ANNUAL STATEMENT OF COMPLIANCE

RE: CARRINGTON MORTGAGE LOAN TRUST, SERIES 2005-FRE1
ASSET-BACKED PASS-THROUGH CERTIFICATES

I, John Alkire, hereby certify that I am duly appointed Senior Vice President, Loan Servicing of Fremont Investment & Loan (the "Servicer") and further certify as follows:

1. This certification is being made pursuant to the terms of the Pooling Servicing Agreement, dated as of October, 31, 2005, (the "Agreement"), among Stanwich Asset Acceptance Company, L.L.C. as despositor (the "Depositor"), Fremont Investment & Loan as servicer (the "Servicer") and Deutsche Bank National Trust Company as trustee (the "Trustee").
2. I have review of the activities of the Servicer during the preceding year and the Servicer's performance under the Agreement and to the best of my knowledge, based upon such review, the Servicer has fulfilled all of its obligations under the Agreement throughout the year, or, if there has been a default in the fulfillment of any such obligations, such default known to me has been disclosed pursuant to the Uniform Servicers Attestation Program for Mortgage Bankers.

Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

DATE: 3/28/06


/s/ John Alkire
-------------------------------------
John Alkire
Senior Vice President, Loan Servicing